Exhibit 97.1
CARIS LIFE SCIENCES, INC.
POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION
The Board of Directors (the “Board”) of Caris Life Sciences, Inc. (the “Company”) has adopted this Policy for Recovery of Erroneously Awarded Compensation (the “Policy”), effective as of June 17, 2025 (the “Effective Date”). Capitalized terms used in this Policy but not otherwise defined in the text of this policy are defined in Section 12.
1.Persons Subject to Policy
This Policy shall apply to current and former Covered Officers of the Company.
2.Compensation Subject to Policy
This Policy shall apply to Incentive-Based Compensation received by Covered Officers on or after the Effective Date. For purposes of this Policy, the date on which Incentive-Based Compensation is “received” shall be determined under the Applicable Rules, which generally provide that Incentive-Based Compensation is “received” in the Company’s fiscal period during which the relevant Financial Reporting Measure is attained or satisfied, without regard to whether the grant, vesting or payment of the Incentive-Based Compensation occurs after the end of that period.
For the avoidance of doubt, this Policy does not apply to (i) any compensation received by an individual prior to such individual becoming a Covered Officer; or (ii) any compensation received by an individual who was not a Covered Officer at any time during the performance period for which such compensation is received.
3.Recovery of Compensation
In the event that the Company is required to prepare a Restatement, the Company shall recover, reasonably promptly, the portion of any Incentive-Based Compensation that is Erroneously Awarded Compensation, unless the Committee has determined that recovery would be Impracticable. Recovery shall be required in accordance with the preceding sentence regardless of whether the applicable Covered Officer engaged in misconduct or otherwise caused or contributed to the requirement for the Restatement and regardless of whether or when restated financial statements are filed by the Company. For clarity, the recovery of Erroneously Awarded Compensation under this Policy will not give rise to any person’s right to voluntarily terminate employment for “good reason,” or due to a “constructive termination” (or any similar term of like effect) under any plan, program or policy of or agreement with the Company or any of its affiliates.
4.Determination of Amount to be Recovered
The Committee is responsible for determining the amount, if any, of any Erroneously Awarded Compensation, and shall do so promptly following any Restatement.
To assist in making such determination, the Committee is authorized to retain or obtain advice from accounting, financial, legal or other advisors as it may deem advisable, and to approve the fees and other retention terms of any such advisors. For Incentive-Based Compensation based on stock price or total shareholder return, or otherwise where the amount of erroneously awarded compensation is not subject to mathematical recalculation directly from the information in a Restatement, the Committee will determine the amount based on a reasonable estimate of the effect of the Restatement on the relevant stock price, total shareholder return or other measure.
In all cases, the calculation of the excess amount of Incentive-Based Compensation to be recovered will be determined without regard to any taxes paid with respect to such compensation.
The Committee may consult with the full Board or other committee(s) of the Board (including the Audit Committee) as it deems appropriate regarding any Restatement.
To the extent required by Applicable Rules, the Company will maintain and will provide to the applicable national securities exchange or association of all determinations and actions taken in complying with this Policy with respect to Covered Officers.
5.Manner of Recovery; Limitation on Duplicative Recovery
The Committee shall, in its sole discretion, determine the manner of recovery of any Erroneously Awarded Compensation, which may include, without limitation, reduction or cancellation by the Company or an affiliate of the Company of vested or unvested Incentive-Based Compensation or Erroneously Awarded Compensation, reimbursement or repayment by any person subject to this Policy of the Erroneously Awarded Compensation, and, to the extent permitted by law and the terms and conditions of the applicable plan, program or arrangement pursuant to which the Incentive-Based Compensation was paid, an offset of the Erroneously Awarded Compensation against other compensation payable by the Company or an affiliate of the Company to such person. The means or method or recovery need not be the same for all Covered Officers.
Notwithstanding the foregoing, unless otherwise prohibited by the Applicable Rules, to the extent this Policy provides for recovery of Erroneously Awarded Compensation already recovered by the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 or Other Recovery Arrangements, the amount of Erroneously Awarded Compensation already recovered by the Company from the recipient of such Erroneously Awarded Compensation will be credited to the amount of Erroneously Awarded Compensation required to be recovered pursuant to this Policy from such person.
6.Administration
This Policy shall be administered, interpreted and construed by the Committee, which is authorized to make all determinations necessary, appropriate or advisable for such purpose. The Board may re-vest in itself the authority to administer, interpret and construe this Policy in accordance with applicable law, and in such event references herein to the “Committee” shall be deemed to be references to the Board. Subject to any permitted review by the applicable national securities exchange or association pursuant to the Applicable Rules, all determinations and decisions made by the Committee pursuant to the provisions of this Policy shall be final, conclusive and binding on all persons, including the Company and its affiliates, equityholders

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and employees. The Committee may delegate administrative duties with respect to this Policy to one or more directors or employees of the Company, as permitted under applicable law, including any Applicable Rules.
7.Interpretation
This Policy will be interpreted and applied in a manner that is consistent with the requirements of the Applicable Rules, and to the extent this Policy is inconsistent with such Applicable Rules, it shall be deemed amended to the extent necessary to ensure it is consistent therewith. In no event is this Policy is intended to be broader than, or require recoupment in addition to, that required pursuant to the Applicable Rules.
8.No Indemnification; No Personal Liability
The Company shall not indemnify or insure any person against the loss of any Erroneously Awarded Compensation pursuant to this Policy, nor shall the Company directly or indirectly pay or reimburse any person for any premiums for third-party insurance policies that such person may elect to purchase to fund such person’s potential obligations under this Policy. No member of the Committee or the Board shall have any personal liability to any person as a result of actions taken under this Policy and each member of the Committee and the Board will be fully indemnified by the Company to the fullest extent available under applicable law and the Company’s governing documents with respect to any actions taken under this Policy. The foregoing sentence will not limit any other rights to indemnification of the members of the Board under applicable law and the Company’s governing documents.
9.Application; Enforceability; Acknowledgement; Remedies for Failure to Pay
Except as otherwise determined by the Committee or the Board, the adoption of this Policy does not limit, and is intended to apply in addition to any Other Recovery Arrangements, provided, however, that there is no intention to, nor shall there be, any duplicative recoupment of the same compensation under more than one policy, plan, award or agreement. The remedy specified in this Policy shall not be exclusive and shall be in addition to every other right or remedy at law or in equity that may be available to the Company or an affiliate of the Company.
Each Covered Officer will be required, upon the later of the effectiveness of this Policy or such person’s becoming a Covered Officer, as applicable, to acknowledge and agree in writing, in a form determined by and acceptable to the Company, that such Covered Officer (i) is subject to this Policy and that the Policy will apply during and after such Covered Officer’s employment with the Company or a subsidiary and (ii) will abide by this Policy’s terms (including the return of any amount(s) the Company is required to recover under this Policy and Rule 10D-1), as well as any other acknowledgments required by the Company.
If a Covered Officers fails to repay when due, following a demand by the Company, an amount required to be recovered (as determined by the Committee pursuant to this Policy), the Company shall take all actions reasonable and appropriate to recover such amount from the applicable Covered Officer. Such Covered Officer shall, if the Company so demands, be required

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to reimburse the Company for any and all expenses reasonably incurred (including legal fees) in recovering such amount.
10.Severability
The provisions in this Policy are intended to be applied to the fullest extent of the law; provided, however, to the extent that any provision of this Policy is found to be unenforceable or invalid under any applicable law, such provision will be applied to the maximum extent permitted, and shall automatically be deemed amended in a manner consistent with its objectives to the extent necessary to conform to any limitations required under applicable law.
11.Amendment and Termination
The Board may amend, modify or terminate this Policy in whole or in part at any time and from time to time in its sole discretion, subject to the Applicable Rules. This Policy will terminate automatically when the Company does not have a class of securities listed on a national securities exchange or association and will be limited the extent that any provision of the Applicable Rules is no longer in effect or applicable to the Company.
12.Definitions
“Applicable Rules” means Section 10D of the Exchange Act, Rule 10D-1 promulgated thereunder, the listing rules of the national securities exchange or association on which the Company’s securities are listed, and any applicable rules, standards or other guidance adopted by the Securities and Exchange Commission or any national securities exchange or association on which the Company’s securities are listed, in each case, as amended from time to time.
“Committee” means the committee of the Board responsible for executive compensation decisions comprised solely of independent directors (as determined under the Applicable Rules), or in the absence of such a committee, a majority of the independent directors serving on the Board or another committee designated by the Board and consisting entirely of independent directors.
“Covered Officer” means each person who serves as “officer” of the Company as defined under Rule 16a-1(f) under the Exchange Act (i.e. officers who are or were subject to the reporting requirements of Section 16 under such Act).
“Erroneously Awarded Compensation” means the amount of Incentive-Based Compensation received by a current or former Covered Officer that exceeds the amount of Incentive-Based Compensation that would have been received by such current or former Covered Officer based on a restated Financial Reporting Measure, as determined on a pre-tax basis in accordance with the Applicable Rules. The Committee shall make all determinations regarding the amount of Erroneously Awarded Compensation.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Financial Reporting Measure” means any measure determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures derived wholly or in part from such measures, including GAAP, IFRS and

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non-GAAP/IFRS financial measures, as well as stock or share price and total shareholder return (or any measure based in whole or in part on share price or total shareholder return). For the avoidance of doubt, a Financial Reporting Measure need not necessarily be presented in the Company’s financial statements or included in a filing with the SEC.
“GAAP” means United States generally accepted accounting principles.
“IFRS” means international financial reporting standards as adopted by the International Accounting Standards Board.
“Impracticable” means (a) the direct costs paid to third parties to assist in enforcing recovery would exceed the Erroneously Awarded Compensation; provided that the Company (i) has made reasonable attempts to recover the Erroneously Awarded Compensation, (ii) documented such attempt(s), and (iii) provided such documentation to the relevant listing exchange or association, (b) to the extent permitted by the Applicable Rules, the recovery would violate the Company’s home country laws as supported by an opinion of home country counsel; provided that the Company has (i) obtained an opinion of home country counsel, acceptable to the relevant listing exchange or association, that recovery would result in such violation, and (ii) provided such opinion to the relevant listing exchange or association, or (c) recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of 26 U.S.C. 401(a)(13) or 26 U.S.C. 411(a) and the regulations thereunder.
“Incentive-Based Compensation” means, with respect to a Restatement, any compensation that is granted, earned, or vested based wholly or in part upon the attainment of one or more Financial Reporting Measures and received by a person: (a) after beginning service as an Covered Officer; (b) who served as an Covered Officer at any time during the performance period for that compensation; (c) while the issuer has a class of its securities listed on a national securities exchange or association; and (d) during the applicable Three-Year Period. For the avoidance of doubt, incentive-based compensation that is granted, earned and vested based solely on continued service for a specified period of time shall not be considered “Incentive-Based Compensation.”
“Other Recovery Arrangements” means any other clawback, recoupment, forfeiture or similar policies or provisions of the Company or its affiliates, including any such policies or provisions of such effect contained in any employment agreement, bonus plan, incentive plan, equity-based plan or award agreement thereunder or similar plan, program or agreement of the Company or an affiliate or required under applicable law.
“Restatement” means an accounting restatement to correct the Company’s material noncompliance with any financial reporting requirement under securities laws, including restatements that correct an error in previously issued financial statements (a) that is material to the previously issued financial statements (“Big R” restatement) or (b) that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period (“little r” restatement).

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A Restatement does not include situations in which financial statement changes did not result from material noncompliance with financial reporting requirements, such as, but not limited to, retrospective: (i) application of a change in accounting principles; (ii) application of estimates and judgments (including changes thereto) permissible under U.S. Generally Accepted Accounting Principles; (iii) revision to reportable segment reporting, if any, due to a change in the structure of the Company’s internal organization; (iv) reclassification due to a discontinued operation; (iv) application of a change in reporting entity, such as from a reorganization of entities under common control; (v) adjustment to provisional amounts in connection with a prior business combination; and (vi) revision for stock splits, reverse stock splits, stock dividends or other changes in capital structure.
“Three-Year Period” means, with respect to a Restatement, the three completed fiscal years immediately preceding the date that the Board, a committee of the Board, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare such Restatement, or, if earlier, the date on which a court, regulator or other legally authorized body directs the Company to prepare such Restatement. The “Three-Year Period” also includes any transition period (that results from a change in the Company’s fiscal year) within or immediately following the three completed fiscal years identified in the preceding sentence. However, a transition period between the last day of the Company’s previous fiscal year end and the first day of its new fiscal year that comprises a period of nine to 12 months shall be deemed a completed fiscal year.

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ACKNOWLEDGMENT AND CONSENT TO
POLICY FOR RECOVERY OF ERRONEOUSLY AWARDED COMPENSATION
The undersigned has received a copy of the Policy for Recovery of Erroneously Awarded Compensation (the “Policy”) adopted by Caris Life Sciences, Inc. (the “Company”).
For good and valuable consideration, the receipt of which is acknowledged, the undersigned hereby agrees, to the extent that the Policy is authorized and required by Applicable Rules (as defined in the Policy), that: (i) the undersigned is and shall be bound by and subject to the terms of the Policy; (ii) compensation received by the undersigned may be subject to reduction, cancellation, forfeiture and/or recoupment to the extent necessary to comply with the Policy, notwithstanding any other agreement to the contrary; (iii) the undersigned is not entitled to indemnification or reimbursement from the Company in connection with any enforcement of the Policy to the extent required by the Applicable Rules; (iv) the undersigned expressly waives any rights to such indemnification or reimbursement under the Company’s organizational documents or otherwise, and (v) no recovery under the Policy will give rise to any right of the undersigned to voluntarily terminate employment for “good reason,” or due to a “constructive termination” (or any similar term of like effect) under any plan, program or policy of or agreement with the Company or any of its affiliates.

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